Exhibit 99.1

For Immediate Release	Contact: Karen Hutchens
Phone: (619) 236-0227
Mobile: (619) 985-7800
E-mail: Karen@HutchensPR.com

GreenHouse Holdings, Inc. Launches Mexico Subsidiary
“GreenHouse Soluciones S.A. de C.V”
Company will implement environmental solutions to address
waste, water and energy issues for growing tequila industry

GUADALAJARA, MX., (August 17, 2010) – At a press conference today, GreenHouse Holdings, Inc. (OTCBB: GRHU) (the “Company”), announced that the company’s new subsidiary, GreenHouse Soluciones S.A. de C.V (GHS), recently completed the purchase of a 25-acre parcel of land in Amatitan-Tequila Valley  located in Jalisco, the heart of Mexico’s  tequila producing region.  GHS plans to begin implementing phase one of its plans to assist the tequila industry with sustainability solutions immediately.

Groundbreaking is planned this Fall for Phase 1 of the GHS operations, which include construction of a facility to produce compost from the fibrous waste of tequila production, known as bagasse. GHS’s future plans include the reprocessing of vinasse—another by-product of tequila production—to convert agave waste into clean energy by replacing the fuel oil that is currently used in the distillation process.

“Executives of the tequila industry invited the Company to the region last year and asked us to develop an environmental sustainability plan to support the growing industry, so we immediately mobilized to form GreenHouse Soluciones with our local partners Sergio Gonzalez Rivera and Carlos Rivera, who own a small tequileria in Jalisco,” said Chris Ursitti, CEO of GreenHouse Holdings, Inc.

GHS has developed a suite of integrated solutions which will utilize the capacities of the agave plant for use in everything from composting, renewable energy production and recapturing clean water, to the development of commercial products such as fiberboard.

“Our composting facility in Jalisco will produce approximately 30,000 tons of compost annually,” said GHS local partner, Sergio Gonzalez Rivera. “Production will begin in November, and we will begin distributing to the local tequilerias within 90 days.  We are working with the tequilerias in the area to develop this plan, and they are happy to have the compost as a more environmentally friendly option to chemical fertilizers.”

"We are very pleased to have access to this compost as a cost-effective alternative to chemical fertilizers made from our very own bagasse," said Celso Gonzalez Rivera, owner of local tequileria Destileria Eugenesis.

The tequila industry employs over 38,000 people in Jalisco, with hundreds of brands produced regionally.  Market demand is strong; tequila production has doubled between 1995 and 2005.  However, increased production brings both environmental challenges and opportunities.

For every liter of tequila bottled, the process generates approximately five kilograms of agave pulp (basasse) and 10 liters of liquid waste (vinasse).  Currently, most of these by-products are discharged into landfills, therefore seeping into the rivers and water supply of the region.

“By working collaboratively with the University of Guadalajara, state and federal environmental agencies and the tequila industry, we have developed an integrated strategy to significantly reduce the agave waste stream to the landfills. This process will also improve water quality and ultimately help to sustain and grow the economy and quality of life for residents of the valley,” said Ursitti.

“There are significant opportunities to boost the local economy through job development, improve the environment and create a positive effect on the quality of the tequila produced in Jalisco,” said Congressman Gustavo Macias Zambrano. “I encourage the collaboration between GreenHouse and these agencies to develop a long-term, sustainable plan for the region.”

Based on a study completed by University of Guadalajara Professor G. Iniguez-Covarrubias, it is more economical and ecological to use compost than chemical fertilizers in the cultivation of agave. Chemical fertilizers deplete soil nutrients, release green house gasses and produce toxic run off that eventually flows to the rivers and the ocean.  Composting the soil reduces the cost of tequila production and benefits the environment.  However, there is insufficient compost to meet the demand that exists in the region.

“I am very excited to partner with GreenHouse Soluciones and apply my studies in the field of agricultural science to this project,” said Dr. Iniguez-Covaarrubias.  “This plan will not only help improve the environment, but will also work with the tequila industry to produce high-quality, organic products that are much needed in this region.” According to Dr. Iniguez-Covarrubias, the GHS composting facility will reduce 53,000 tons of waste that currently goes into the landfills every year.  His research shows that one liter of vinasse can be sprayed on the bagasse as it is being composted with no ill effects to the environment.  Therefore, GreenHouse would be able to eliminate over seven million gallons of vinasse annually in this manner.

For more information about GreenHouse Soluciones, please visit www.GreenHouseIntl.com.

About GreenHouse Holdings, Inc.

GreenHouse is a San Diego, California based developer of sustainable and eco-friendly energy saving solutions and infrastructure that can be rapidly deployed establishing the standard for delivering sustainable self-sufficiency to the world. The Company delivers global energy solutions, also serving as a provider of non-corn based ethanol fuel. Its three primary business segments--GreenHouse Builders, GreenHouse Energy and GreenHouse Community--address broad markets from homeowners and the building industry to corporations, governments, and Third World countries. GreenHouse offers consumers effective home improvement products that improve the environment and benefit homeowners financially through lower energy bills and reduced maintenance expenses. For more information, please visit: www.greenhouseintl.com or the GreenHouse YouTube channel at http://www.youtube.com/greenhouseintl.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the "Company’s future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks, assumptions and uncertainties and other factors not under the Company's control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements.

Safe Harbor Statement
This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by GreenHouse Holdings, Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, assumptionsand other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.

Investor Relations

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